Exhibit 11(b)(1)

                               MELLON BANK, N.A.
                           CITICORP SECURITIES, INC.
                                 CITIBANK N.A.
                       FIRST UNION CAPITAL MARKETS CORP.
                           FIRST UNION NATIONAL BANK
                               NATIONSBANK, N.A.



                                                               June 14, 1997

Genesis ElderCare Acquisition Corp.
(formerly known as Waltz Acquisition Corp.)
c/o The Cypress Group L.L.C.
65 E. 55th Street, 19th Floor
New York, NY 10022

                 Amended and Restated Commitment Letter (Revised)

Gentlemen:

                  Reference is made to that certain Commitment Letter, dated May 31, 1997, issued to you by Mellon Bank, N.A., Citicorp Securities, Inc., First Union Capital Markets Corp. and NationsBank, N.A. as amended and restated pursuant to that certain Amended and Restated Commitment Letter, dated June 14, 1997 issued to you by Mellon Bank, N.A. ("Mellon"), Citicorp Securities, Inc. and Citibank, N.A. (collectively, "Citicorp"), First Union Capital Markets Corp. and First Union National Bank (collectively, "First Union") and NationsBank, N.A. ("NationsBank") (as so modified, the "Existing Commitment Letter"). You have requested that the Existing Commitment Letter be amended in certain respects and the undersigned Co-Arrangers are willing to so amend the Existing Commitment Letter on the terms and conditions set forth below in this Amended and Restated Commitment Letter (this "Commitment Letter"). Upon your execution of this Commitment Letter, the terms hereof shall amend and replace the terms set forth in the Existing Commitment Letter except that any fees, indemnities or other amounts that shall have accrued under the Existing Commitment Letter shall remain in full force and effect. If you do not execute and deliver this Commitment Letter at or before 5:00 p.m. (Philadelphia local time) on June 19, 1997, this Commitment Letter shall be of no effect and the terms of the Existing Commitment Letter shall remain in full force and effect without any modifications.

                  Based on our discussions, Mellon, Citicorp, First Union and NationsBank and/or their affiliates are pleased to provide Genesis ElderCare Acquisition Corp. (formerly known as Waltz Acquisition Corp.) ("Merger Sub") with financing commitments for, to agree to act as co-arranging banks (the "Co-Arrangers")1 in connection with and to arrange for the syndication of, the senior debt facilities described below and on Annex A. Terms not otherwise defined herein are used herein as defined in Annex A hereto. We are advised that you are wholly owned by Genesis ElderCare Corp. (formerly known as Waltz Corp.) ("Parent"), the capital stock of which is, or shall be, owned by The Cypress Group L.L.C., TPG Partners II, L.P. and Genesis Health Ventures, Inc. We further understand that you intend to acquire outstanding shares of The Multicare Companies, Inc. ("Multicare") through a cash tender offer and merger in which Multicare will be the survivor and a wholly-owned subsidiary of Parent.

                  You have asked the Co-Arrangers to provide commitments for the senior debt facilities to Multicare and to you described on the attached Annex A (the "Credit Facilities"). The Credit Facilities will be available for the purposes set forth on Annex A attached hereto. Certain fees payable in connection with the Credit Facilities are set forth on Annex B attached hereto.

                  Subject to the satisfaction of the conditions contained in this Commitment Letter and your acceptance hereof, Mellon, Citicorp, First Union and NationsBank each severally commit to lend one quarter of the aggregate amount of the Credit Facilities on the terms and conditions referred to herein and described in the attached Annex A subject to, among other things, payment of the fees set forth in Annex B. Once paid or payable, the fees or any part thereof, payable hereunder shall not be refundable under any circumstances, regardless of whether the transactions or borrowings contemplated hereby are consummated. Except as set forth on Annex B, all fees payable hereunder shall be paid in immediately available funds and shall be in addition to reimbursement of out-of-pocket expenses incurred by the Co-Arrangers. The fees referred to herein are in addition to (1) the commitment and other fees, expenses and charges referred to in the Term Sheet, and (2) the fees to be paid to Mellon, as Administrative Agent, as separately agreed between the Borrower and Mellon.

                  The terms and conditions of this commitment and undertaking are not limited to those set forth in the attached Annex A and Annex B. Those matters that are not covered or made clear herein or in such Annex A or Annex B are subject to mutual agreement of the parties.

--------
1 For purposes of determining allocable shares of entitlements and obligations, Citicorp Securities, Inc. and Citibank, N.A. shall be deemed to be one entity and First Union Capital Markets Corp. and First Union National Bank shall be deemed to be one entity.

                  In addition, this commitment and undertaking is subject to (i) the preparation, execution and delivery of mutually acceptable loan documentation, incorporating substantially the terms and conditions outlined herein and in the attached Annex A, (ii) the absence of any material adverse change in the loan syndication market for transactions of this type or any relevant information (financial or otherwise) provided to the Co-Arrangers in connection with this Commitment Letter or the transactions contemplated hereby,
(iii) the condition that the financing closes no later than as provided in Annex A, (iv) your execution and delivery of this commitment letter and the payment of the fees at such times and in such amounts as are set forth on Annex B, (v) the execution and delivery of the amended and restated commitment letter, dated as of even date herewith, by Genesis (the "Genesis Commitment Letter") and the payment of the fees required to be paid thereunder and (vi) our favorable review and acceptance of the Non-Accepted Documents or the favorable resolution of the exceptions to Accepted Documents (as defined in Annex A).

                  The Co-Arrangers intend to syndicate the Credit Facilities to additional lenders with corresponding reductions in the initial commitments of the Co-Arrangers. The syndication may occur before or after initial funding. The Co-Arrangers will manage all aspects of the syndication (in consultation with you), including the timing of all offers to potential Lenders and the acceptance of commitments, the amounts offered and the compensation provided. You shall fully cooperate with the Co-Arrangers in the syndication process. You agree that any of the Co-Arrangers, in connection with the syndication of any portion of its commitment, may share all or a portion of any of the fees payable pursuant to this Commitment Letter, in its sole discretion, with any of the other Lenders.

                  You agree to indemnify and hold harmless the Administrative Agent, the Co- Arrangers, each Lender and their respective affiliates, officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, amounts paid in settlement, court costs and expenses (including, without limitation, fees and disbursements of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or by reason of, or in connection with any claims or actions arising out of the Existing Commitment Letter, this Commitment Letter, Existing Genesis Commitment Letter (as defined in the Genesis Commitment Letter), the Genesis Commitment Letter or the transactions contemplated hereby or thereby including, without limitation, the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the proposed tender offer, the proposed merger, the equity investment of Genesis or others in Parent, any financing related thereto or other transaction referred to in Annex A hereto or Annex A to the Genesis Commitment Letter, whether or not an Indemnified Party is a party thereto and whether or not the transactions contemplated herein are consummated, except to the extent such claim, damage, loss, liability, amount paid in settlement, court cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or wilful misconduct.

                  In further consideration of the commitment and undertaking of the Co- Arrangers hereunder and recognizing that in connection herewith the Co-Arrangers are incurring costs and expenses, including, without limitation, fees and expenses of counsel and due diligence, transportation, computer, duplication, search, filing and recording fees, you hereby acknowledge your obligation to pay such costs and expenses (whether incurred before or after the date hereof) regardless of whether any of the transactions contemplated hereby are consummated or any loan documents are agreed to and signed.

                  The obligations hereunder are absolute and unconditional and shall be due and payable as and when they arise and shall be subject to no set-off or counterclaim notwithstanding (a) any failure of the Co-Arrangers to assert claims against any other persons or collateral, or (b) any other event or condition which could serve as a defense to the obligations arising hereunder, each such defense being, to the fullest extent permitted by applicable law, hereby waived.

                  This letter is for your confidential use only. We understand that you will not disclose this letter to any person other than to your accountants, attorneys, investment bankers and other advisors, and then only in connection with the transactions contemplated hereby and on a confidential basis, except that you may file a copy of this letter in any public record in which it is required by law to be filed and, subject to the last sentence of this commitment letter, you may provide a copy of this letter on a confidential basis to Genesis and Multicare and its/their accountants, attorneys, investment bankers and other advisors. We also understand that you will permit each of the undersigned to review and approve any reference to it or any of its affiliates contained in any press release or similar public disclosure prior to public release. Please be advised that companies with interests that may conflict with yours may be or become customers of one or more of the undersigned and that one or more of the undersigned may be providing financing or other services to them.

                  EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE CO-ARRANGERS OR THEIR AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                  In issuing this commitment and undertaking, the Co-Arrangers are relying on the accuracy of the information furnished to them by you or by others on your behalf and by your affiliates, including that summarized above.

                  This Commitment Letter may not be amended or waived except by an instrument in writing signed by the Co-Arrangers and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be as effective as a hand delivery of an original executed counterpart hereof.

                  This Commitment Letter shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Pennsylvania. The parties hereto agree that any dispute under this Commitment Letter shall be brought only in a Pennsylvania state court or in the United States District Court for the Eastern District of Pennsylvania.

                  Please evidence your acceptance of the provisions of this Commitment Letter, Annex A, Annex B and the other matters referred to above by signing in the space provided below and returning a copy of this Commitment Letter to us (together with payment of the required fees at or before 5:00 p.m. (Philadelphia local time) on June 19, 1997, the time at



                                            [INTENTIONALLY LEFT BLANK]
which the Co-Arrangers' commitments and undertakings set forth above (if not accepted prior thereto) will expire. DELIVERY OF A COPY OF THIS COMMITMENT LETTER TO THE MULTICARE COMPANIES, INC. OR ANY REPRESENTATIVE OR AGENT THEREOF SHALL BE DEEMED TO BE YOUR ACCEPTANCE OF THE TERMS
HEREOF.

                                             Very truly yours,

                                             MELLON BANK, N.A.


                                             By /s/ Barbara J. Hauswald
                                               Title: Vice President


                                             CITICORP SECURITIES, INC.


                                             By /s/ E. Ogimachi
                                               Title: Vice President


                                             CITIBANK, N.A.


                                             By /s/ E. Ogimachi
                                               Title: Vice President


                                             FIRST UNION CAPITAL MARKETS CORP.


                                             By /s/ Andrew J. Gamble
                                               Title: Managing Director

                                             FIRST UNION NATIONAL BANK


                                             By /s/ Joseph H. Towell
                                               Title: Senior Vice President



                                             NATIONSBANK, N.A.


                                             By /s/ Lucine Kirchhoff
                                               Title: Director


ACCEPTED this ____ day
of _______, 1997

GENESIS ELDERCARE ACQUISITION CORP.
(formerly known as WALTZ ACQUISITION CORP.)


By /s/ James L. Singleton
  Title:

The undersigned agrees as of the date first above written to guarantee and act as surety for all obligations of Genesis ElderCare
Acquisition Corp. (formerly
known as Waltz Acquisition Corp.)
arising out of or in connection with this Amended and Restated Commitment Letter. This obligation is absolute and subject to no set-off or counterclaim.

GENESIS ELDERCARE CORP.
(formerly known as Waltz Corp.)

By /s/ James L. Singleton
  Title: Vice President

                                                          Dated: June 14, 1997

                                    ANNEX A


                                SUMMARY OF TERMS


Borrower(s):                        Genesis ElderCare Acquisition Corp.
                                    (formerly known as Waltz Acquisition Corp.)
                                    ("Merger Sub") is the Borrower under the Short- Term Merger Sub Facility, and The
                                    Multicare Companies, Inc. ("Multicare") and its present and future direct and indirect subsidiaries are, collectively, the
                                    Borrowers under the Short-Term Multicare
                                    Facility and the Senior Facilities.
                                    Accordingly, the terms "Borrower" and
                                    "Borrowers" shall mean Merger Sub when
                                    applicable or used with reference to the Short-Term Merger Sub Facility and shall mean Multicare and its subsidiaries or any one or more of them, as the context may require, when applicable or used with reference to the Short-Term Multicare
                                    Facility or the Senior Facilities.

Parent: Genesis ElderCare Corp. (formerly known as Waltz Corp.), the capital stock of which is owned by The Cypress Group L.L.C. ("Cypress"), TPG Partners II, L.P. ("TPG") and Genesis Health Ventures, Inc. ("Genesis"), owns 100% of the capital stock of Genesis ElderCare Acquisition Corp. (formerly Waltz Acquisition Corp.) (herein "Merger Sub") and, after the merger described below, will own 100% of the capital stock of Multicare.

Transactions:                       Merger Sub shall enter into an Agreement and
                                    Plan of Merger (the "Merger Agreement") with
                                    Multicare. Thereafter, Merger Sub shall make a tender offer (the "Offer") for all of the shares of common stock of Multicare (the
                                    "Shares"). In the event that 90% or more of the Shares are tendered in the Offer, Merger
                                    Sub shall immediately effect a merger (the
                                    "253 Merger") with Multicare under Section
                                    253 of the Delaware General Corporation Law and Multicare shall be the survivor of the 253 Merger. In the event that less than 90%
                                    (but more than 50%) of the Shares are
                                    tendered in the Offer, Merger Sub and
                                    Multicare shall proceed as promptly and
                                    diligently as possible to effect a merger under Section 251 of the Delaware General
                                    Corporation Law (the "251 Merger").  If the
                                    253 Merger can be effected, the sole lending
                                    Facility available shall be the Senior
                                    Facility referred to below.  If, at the
                                    expiration of the Offer, less than 90% (but more than 50%) of the Shares are tendered, the Short-Term Merger Sub Facility and the
                                    Short-Term Multicare Facility referred to below shall be available but the Senior
                                    Facilities shall not be available until the effectiveness of the 251 Merger. Upon effectiveness of the 251 Merger, the Senior
                                    Facilities shall be
                                    closed, and the Short-Term Merger Sub
                                    Facility and the Short-Term Multicare
                                    Facility shall be repaid and terminated.

Co-Arrangers:                       Mellon Bank, N.A. ("Mellon"), Citicorp
                                    Securities, Inc. and Citibank, N.A.
                                    (collectively, "Citicorp"), First Union
                                    Capital Markets Corp. and First Union
                                    National Bank (collectively, "First Union") and NationsBanc Capital Markets, Inc.
                                    ("NationsBanc").**

Administrative
Agent:                              Mellon.

Lenders: The Co-Arrangers and/or their affiliates and other financial institutions (the "Lenders") to be arranged by the Co-Arrangers and approved by the Company, whose approval will not be unreasonably withheld. The Borrowers shall cooperate with the Co-Arrangers in the syndication of the Senior Facilities, whether before or after the initial funding of the Senior Facilities, and shall provide and cause its advisors to provide all information reasonably deemed necessary by the Co-Arrangers to complete a successful syndication.

Facility Fee:                       As set forth in that separate commitment
                                    letter, dated as of May 31, 1997, as amended and restated, between Merger Sub and the Co-
                                    Arrangers.

Unused
Commitment Fee:                     As set forth on Schedule I attached hereto.

Short Term
Facilities:                         The following facilities will terminate 120
                                    days after the initial closing date or
                                    earlier upon the effectiveness of the 251
                                    Merger or the abandonment thereof.

Short-Term Merger
Sub Facility:                       A multiple draw credit facility to Merger
                                    Sub in an amount not to exceed $200,000,000 subject to the following:

                                    (a)     To be used exclusively, but only
                                            after the proceeds of capital
                                            contributions to Merger Sub by
                                            Parent (in an aggregate amount of at
                                            least $718,700,000 are used, (i) to
                                            fund the purchase of Shares pursuant
                                            to the Offer and (ii) to pay fees
                                            and expenses associated with the
                                            Offer, Subordinated Bridge Financing
                                            and the Facilities.

-------
  ** For purposes of determining each Co-Arranger's ratable share of entitlements and obligations hereunder, Citicorp Securities, Inc. and Citibank N.A. shall be one entity and First Union Capital Markets Corp. and First Union National Bank shall be deemed to be one entity.

                                    (b)     Advances under the Short-Term Merger
                                            Sub Facility shall, at the election
                                            of Merger Sub, be made either (i) on
                                            a dollar for dollar basis with the
                                            Subordinated Bridge Financing
                                            (hereinafter defined) or (ii) after
                                            the net proceeds of the Subordinated
                                            Bridge Financing have been utilized
                                            for the purposes in (a) above.

                                    (c)     No funds shall be advanced if the
                                            ratio of Tendered Stock Value/Merger
                                            Sub indebtedness is (or, after
                                            giving effect to the proposed senior
                                            and subordinated advances, would be)
                                            less than 2.5:1.0. "Tendered Stock
                                            Value" shall mean the then current
                                            market value of the Shares as such
                                            term is used in Regulation U.

                                            A portion of the Facility, as
                                            determined by the Co-Arrangers,
                                            shall be held back to pay interest,
                                            fees and expenses owing to the
                                            Lenders.

                                            Interest shall be paid quarterly at
                                            the Prime Rate (as defined in
                                            Schedule I) plus 1 1/2% and the
                                            commitment fee on the unused amount
                                            of the commitment shall be 0.5%
                                            payable quarterly in arrears.

                                            All Conditions set forth herein
                                            (other than Nos. (8) and (24)) shall
                                            be satisfied as to Merger Sub (and,
                                            unless the context otherwise
                                            requires, as to Multicare) plus the
                                            additional conditions that (i) more
                                            than 50% of the Shares (including,
                                            for this purpose, shares of common
                                            stock of Multicare subject to
                                            conversion rights and rights to
                                            purchase) shall have been tendered
                                            pursuant to the Offer, (ii) Merger
                                            Sub shall have the unrestricted
                                            right, subject only to prior
                                            notification pursuant to Section
                                            14(f) of the Securities Exchange Act
                                            of 1934, to designate and cause to
                                            be appointed a majority of the Board
                                            of Directors of Multicare, (iii) the
                                            Board of Directors of Multicare (as
                                            constituted before the change in its
                                            composition referred to in clause
                                            (ii)) shall have approved the 251
                                            Merger, and (iv) the Lenders shall
                                            be satisfied that no legal
                                            impediment to a merger under Section
                                            251 of the Delaware General
                                            Corporation Law on the terms set
                                            forth in the Merger Agreement
                                            (hereinafter defined) exists or
                                            would exist after the Offer. The
                                            full amount of the Facility Fee
                                            referred to above shall be payable
                                            at the initial funding. The
                                            representations and warranties and
                                            the covenants and the other terms of
                                            the Short-Term Merger Sub Facility
                                            shall be such as shall be deemed
                                            appropriate by the Co-Arrangers for
                                            transactions of this nature,
                                            including Administrative Agent and
                                            Co-Arranger fees. Merger Sub shall
                                            have no activities other than the
                                            acquisition and holding of the
                                            Shares and the merger with
                                            Multicare. Merger Sub shall use its
                                            best efforts to cause a merger with
                                            Multicare to occur as expeditiously
                                            as possible.

                                            Parent shall guarantee the debt and
                                            shall secure its guarantee with a
                                            pledge of the stock of Merger Sub
                                            and Merger Sub shall secure its
                                            obligations with the Shares
                                            tendered.

                                            If the Subordinated Bridge Financing
                                            is guaranteed by Multicare and its
                                            subsidiaries on a subordinated
                                            basis, then Multicare and its
                                            subsidiaries shall guaranty the
                                            indebtedness of Merger Sub under
                                            each Facility hereunder on a senior
                                            basis and shall secure their
                                            guarantees of each Facility
                                            hereunder by pledges of equity in
                                            Multicare's direct and indirect
                                            subsidiaries.

Short-Term
Multicare
Facility:                                   A revolving senior credit facility
                                            to Multicare in an amount not to
                                            exceed $425,000,000 to be used to
                                            refinance existing indebtedness of
                                            Multicare and its subsidiaries, to
                                            fund interest and principal payments
                                            on the Short-Term Multicare
                                            Facility, to fund working capital
                                            and general corporate purposes and
                                            to pay fees and expenses associated
                                            with the Facility.  Multicare and
                                            its direct and indirect subsidiaries
                                            shall be jointly and severally
                                            liable as Borrowers under the
                                            Facility.

                                            Interest shall be paid quarterly at
                                            the Prime Rate (as defined in
                                            Schedule I hereto) plus 1 1/2% per
                                            annum, and the commitment fee on the
                                            unused amount of the Facility shall
                                            be 0.5%.

                                            Multicare and its subsidiaries shall
                                            be joint and several Borrowers under
                                            the Facility. The Facility shall be
                                            secured by a pledge of the equity in
                                            all of Multicare's present and
                                            future direct and indirect
                                            subsidiaries as well as intercompany
                                            notes.

                                            It shall be a condition of funding
                                            the Short-Term Multicare Facility
                                            that all conditions to the initial
                                            funding under the Short- Term Merger
                                            Sub Facility shall have been
                                            satisfied prior to or concurrently
                                            with closing under the Short-Term
                                            Multicare Facility. The
                                            representations and warranties and
                                            the covenants and other terms of the
                                            Short-Term Multicare Facility shall
                                            be such as shall be deemed
                                            appropriate by the Co-Arrangers for
                                            transactions of this nature,
                                            including, without limitation,
                                            financial covenants of the type
                                            applicable to the Senior Facility
                                            and, also, Administrative Agent and
                                            Co-Arranger Fees.

Senior
Facilities:                         Except as expressly noted below,
                                    incorporated in the descriptions of the
                                    Short-Term Facilities or included in the definitive credit agreement for the
                                    Short-Term Facilities, the terms set forth below expressly relate to the Senior
                                    Facilities.

Senior
Facilities:                         Total facility equal to $625,000,000
                                    comprising the following:


                                    A.      $250,000,000 Six Year Term Loan (the
                                            "Tranche A Term Facility").

                                    B.      $150,000,000 Seven Year Term Loan
                                            (the "Tranche B Term Facility").

                                    C.      $100,000,000 Term Loan maturing
                                            6/01/05 (the "Tranche C Term
                                            Facility").

                                    D.      $125,000,000 Six Year Revolving
                                            Credit Facility (the "Revolving
                                            Credit Facility").

                                    The Co-Arrangers shall share equally in each of the facilities.

Use of Proceeds:                    The Senior Facilities shall be available for
                                    the following purposes:

                                           (i)  to refinance the Short-Term
                                                Facilities;
                                          (ii)  to fund interest and principal
                                                payments on the Senior
                                                Facilities and existing
                                                indebtedness;
                                         (iii)  to pay the consideration
                                                required by the merger of Merger
                                                Sub and Multicare as well as the
                                                transaction costs related
                                                thereto; and
                                          (iv)  to fund the Borrowers' working
                                                capital, capital expenditure
                                                needs and general corporate
                                                purposes.

Closing Dates:                      (i)     For the Short-Term Facilities and,
                                            unless (ii) is applicable, the
                                            Senior Facilities:  no later than
                                            October 15, 1997, unless extended to
                                            a later Closing Date in the sole
                                            discretion of the Co-Arrangers.

                                    (ii)    For the Senior Facilities if there
                                            shall have been a prior funding
                                            under a Short-Term Facility: no
                                            later than the date that is 120 days
                                            following the expiration of the
                                            Offer, unless extended to a later
                                            Closing Date in the sole discretion
                                            of the Co-Arrangers.


Security for
Senior Facility:                    (a) A pledge of stock of Multicare, (b) a
                                    pledge of stock, partnership interests and other equity of all of its present and future direct and indirect subsidiaries and of its stock in the pharmacy business of Genesis, and (c) a pledge of all intercompany notes among Parent and any Borrowers or among any of the Borrowers. In addition, Parent shall guaranty the indebtedness under the Senior Facilities.


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



Term
Amortization:                       A. Tranche A Term Facility:  Six years
                                       from closing, with annual
                                       amortization, payable quarterly, as
                                       follows:

                                         Year 1   $30,000,000   12%
                                         Year 2   $35,000,000   14%
                                         Year 3   $40,000,000   16%
                                         Year 4   $45,000,000   18%
                                         Year 5   $50,000,000   20%
                                         Year 6   $50,000,000   20%

                                    B. Tranche B Term Facility:  Seven years
                                       from closing, with annual amortization,
                                       payable quarterly, as follows:

                                         Year 1   $  1,500,000   1%
                                         Year 2   $  1,500,000   1%
                                         Year 3   $  1,500,000   1%
                                         Year 4   $  1,500,000   1%
                                         Year 5   $  1,500,000   1%
                                         Year 6   $  1,500,000   1%
                                         Year 7   $141,000,000  94%

                                    C. Tranche C Term Facility:  Maturing
                                       6/01/05, with annual amortization,
                                       payable quarterly, as follows:

                                         Year 1   $ 1,000,000    1%
                                         Year 2   $ 1,000,000    1%
                                         Year 3   $ 1,000,000    1%
                                         Year 4   $ 1,000,000    1%
                                         Year 5   $ 1,000,000    1%
                                         Year 6   $ 1,000,000    1%
                                         Year 7   $ 1,000,000    1%
                                         Year 8   $93,000,000   93%

                                    D. Revolving Credit Facility:  Six years
                                       from closing.

Mandatory
Prepayments:                        Subject to any mandatory prepayment
                                    provisions respecting proceeds of equity set forth in the Subordinated Bridge Facility
                                    (as defined below in "Covenants of the
                                    Borrowers") which mandatory prepayment
                                    provisions shall, unless a default shall then exist under the Senior Facilities or shall be caused thereby, be satisfied prior to the mandatory prepayment provisions set forth herein, there shall be a mandatory prepayment of the Senior Facilities equal to the amount of all net cash proceeds from (a) the sale of assets of the Borrowers other than sales in the ordinary course of business and other than the sale of Multicare's therapy business consistent with paragraph (e) of "Covenants of Borrowers" set forth below and (b) any sale of common stock or debt securities of the

                                    Borrowers (other than (i) the Permanent
                                    Subordinated Debt Facility (as defined below in "Covenants of the Borrowers") and (ii) equity contributed by Parent in respect of common stock.

                                    An amount equal to 50% of Excess Cash Flow
                                    (as defined below in "Selected Financial
                                    Definitions") shall be payable annually
                                    within 120 days of fiscal year end.

                                    With respect to the Senior Facilities,
                                    except with respect to net cash proceeds of a disposition of any Wisconsin, Illinois or Ohio facilities within two years of the date of closing consistent with paragraph (e) of "Covenants of the Borrowers" set forth below or any sale of Multicare's contract therapy business consistent with paragraph (e) of "Covenants of the Borrowers" set forth below, all prepayments shall be applied to the Senior Facilities in the following order:

                                    1.      First on a pro rata basis (except to
                                            the extent that any holder of the
                                            Tranche B Term Facility or any
                                            holder of the Tranche C Term
                                            Facility shall decide not to accept
                                            a prepayment thereof) to the Tranche
                                            A Term Facility, Tranche B Term
                                            Facility, and Tranche C Term
                                            Facility (which reductions shall be
                                            applied to each subsequent payment
                                            under the applicable amortization
                                            schedule on a pro rata basis); and

                                    2.      Second, to the Revolving Credit
                                            Facility with a corresponding
                                            reduction in the commitments.

                                    As to any prepayment in respect of net cash proceeds of a disposition of any Wisconsin, Illinois or Ohio facilities within two years of the date of closing consistent with paragraph (e) of "Covenants of the Borrowers" set forth below, all prepayments shall be applied in the following order:

                                    1.      First, to the Tranche A Term
                                            Facility (which reductions shall be
                                            applied to each subsequent payment
                                            under the applicable amortization
                                            schedule on a pro rata basis);

                                    2.      Then, pro rata to the Tranche B Term
                                            Facility and Tranche C Term Facility
                                            (except to the extent that any
                                            holder of the Tranche B Term
                                            Facility or any holder of the
                                            Tranche C Term Facility shall decide
                                            not to accept a prepayment thereof)
                                            (which reductions shall be applied
                                            to each subsequent payment under the
                                            applicable amortization schedule on
                                            a pro rata basis); and

                                    3.      Then to the Revolving Credit
                                            Facility with a corresponding
                                            reduction in the commitments.

                                    All prepayments in respect of the Short-Term
                                    Facilities shall be applied as agreed upon by the parties prior to the execution of a definitive credit agreement.

Commitment
Reductions:                         The Borrowers will have the right, upon at
                                    least three business days' notice, to
                                    terminate or cancel, in whole or in part, the unused portion of the Revolving Credit
                                    Facility; provided that each partial
                                    reduction shall be in the amount of at least
                                    $10,000,000 or an integral multiple of
                                    $5,000,000 in excess thereof.

Voluntary
Prepayment:                         Allowed in full (or in part) provided that
                                    (i) loans bearing interest at the Prime Rate
                                    (each a "Prime Rate Loan") may be prepaid on one business day's prior notice and loans bearing interest at the LIBO Rate (each a "LIBO Rate Loan") may be prepaid upon five business days' prior notice (subject to breakage indemnity) and (ii) each partial prepayment shall be in the amount of at least $10,000,000 or an integral multiple of $5,000,000 in excess thereof.

Interest:                           See Schedule I attached hereto.

Drawings under
Revolving Credit
Facility:                           On one business day's prior notice for Prime
                                    Rate Loans and three business days' prior notice for LIBO Rate Loans. Each borrowing must be in the amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof.

Representations
and Warranties:                     Usual and customary for transactions of this
                                    nature, including, without limitation,
                                    absence of any material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of Borrowers or Multicare or in the industry served by Multicare generally, the absence of any environmental hazards or liabilities, the absence of material litigation, accurate and complete disclosure, existence of a December 31 fiscal year and such additional representations and warranties as are deemed appropriate by the Co-Arrangers for this transaction.

Conditions Precedent
to Initial Funding
of the Facilities:                  Usual and customary for transactions of this
                                    nature, including, without limitation, the following:

                                    (1)     The restrictions in Section 203 of
                                            the Delaware General Corporation Law
                                            and any other impediment under
                                            Delaware law shall be inapplicable
                                            to the acquisition of the shares of
                                            Multicare
                                            and to any subsequent transactions
                                            between Merger Sub or any of its
                                            affiliates and Multicare or any of
                                            its affiliates, and all conditions
                                            to avoiding the restrictions
                                            contained therein shall have been
                                            satisfied.

                                    (2)     At least a majority of the Shares of
                                            each outstanding class of stock of
                                            Multicare shall have been tendered
                                            to Merger Sub for purchase pursuant
                                            to the Offer and shall be purchased
                                            concurrently with the initial
                                            funding.

                                    (3)     The Lenders shall be satisfied that
                                            no legal impediment to the merger
                                            under Section 253 or 251, as the
                                            case may be, of the Delaware General
                                            Corporation Law on the terms set
                                            forth in the Merger Agreement or
                                            would exist following the
                                            consummation of the Offer and (a) in
                                            the case of a Short-Term Facility,
                                            the merger shall be effected as
                                            expeditiously as possible following
                                            such consummation and (b) in the
                                            case of the Senior Facilities, the
                                            merger shall be effective.

                                    (4)     All loans made by the Lenders under
                                            the Facilities shall be in full
                                            compliance with the Federal
                                            Reserve's Margin regulations.

                                    (5)     The Offer shall not be subject to
                                            any injunction or similar order and
                                            shall be consummated in accordance
                                            with all applicable law. The Board
                                            of Directors of Multicare shall have
                                            recommended acceptance of the Offer
                                            and shall have authorized execution
                                            of agreements with respect to the
                                            merger.

                                    (6)     All documentation relating to the
                                            Facilities shall be in form and
                                            substance satisfactory to the
                                            Lenders.

                                    (7)     The Administrative Agent, on behalf
                                            of the Lenders, shall have a
                                            perfected first priority lien and
                                            security interest in (a) in the case
                                            of the Senior Facilities, all stock
                                            and other equity interests of
                                            Multicare and its subsidiaries as
                                            well as all intercompany notes
                                            (among any of the Borrowers or among
                                            Parent and any of the Borrowers) and
                                            (b) in the case of the Short-Term
                                            Facilities, the security described
                                            under the caption "Short-Term Merger
                                            Sub Facility" or "Short-Term
                                            Multicare Facility," as the case may
                                            be, and, in each case, all filings,
                                            recordations and searches necessary
                                            or desirable in connection with such
                                            liens and security interests shall
                                            have been duly made and all filing
                                            and recording fees and taxes shall
                                            have been duly paid. In the event
                                            that, upon the initial funding of
                                            the Short-Term Merger Sub Facility,
                                            Merger Sub shall not be the
                                            registered owner of the tendered
                                            Shares, Merger Sub shall execute a
                                            pledge agreement and take or cause
                                            to be taken such other actions as
                                            the Co-Arrangers may
                                            request to assure perfection of the
                                            Lenders' security interest in the
                                            Shares as promptly as possible.

                                    (8)     The Borrowers shall have delivered
                                            letters in form and substance
                                            satisfactory to the Lenders
                                            attesting to the solvency of the
                                            Borrowers, after giving effect to
                                            the transactions referred to herein,
                                            from their chief financial officer
                                            and from a nationally recognized
                                            appraisal firm, valuation consultant
                                            or investment banking firm
                                            satisfactory to the Lenders.

                                    (9)     Merger Sub has advised the
                                            Co-Arrangers that all of the
                                            material documents in connection
                                            with the Offer, merger and related
                                            transactions (other than documents
                                            to which the Co-Arrangers and other
                                            Lenders would be parties) are listed
                                            on Schedule II attached hereto,
                                            which Schedule also reflects those
                                            documents which have been accepted
                                            by the Co-Arrangers (and, if
                                            applicable, exceptions to such
                                            acceptances) and those which have
                                            not yet been accepted by the
                                            Co-Arrangers (respectively, the
                                            "Accepted Documents" and, together
                                            with any other material documents
                                            omitted from Schedule II, the
                                            "Non-Accepted Documents"). The
                                            Co-Arrangers shall be reasonably
                                            satisfied with all Non-Accepted
                                            Documents, and the Non-Accepted
                                            Documents shall be delivered in
                                            final form to the Co-Arrangers as
                                            promptly as possible following the
                                            date hereof. Upon notification in
                                            writing by the Co-Arrangers that a
                                            Non-Accepted Document has been
                                            accepted, such document shall be
                                            deemed an Accepted Document. If the
                                            Co-Arrangers shall be reasonably
                                            satisfied that the requested
                                            revisions to a previously delivered
                                            document or other actions with
                                            respect thereto noted on Schedule II
                                            hereto have been made or taken
                                            without any other alteration to such
                                            document to which the Co-Arrangers
                                            may reasonably object, the
                                            exceptions shall be deemed
                                            withdrawn. No Accepted Document
                                            (including those as to which
                                            exceptions shall be deemed
                                            withdrawn) may be amended, modified
                                            or supplemented, nor may any of its
                                            terms or conditions in favor of
                                            Parent, Merger Sub, Multicare or
                                            Genesis be waived, and the Offer,
                                            merger and other transactions
                                            contemplated thereunder shall take
                                            place in strict compliance
                                            therewith. At the request of Merger
                                            Sub, the Co-Arrangers will deliver a
                                            revised Schedule II reflecting the
                                            then current status of the documents
                                            listed on Schedule II as among
                                            Accepted, Accepted subject to
                                            exceptions or Non-Accepted.

                                    (10)    No material adverse change shall
                                            have occurred in the business,
                                            condition (financial or otherwise),
                                            operations, properties or prospects
                                            of the Borrowers taken as a whole
                                            since December 31, 1996.

                                    (11)    There shall exist no action, suit,
                                            investigation, litigation or
                                            proceeding pending or threatened in
                                            any court or before any arbitrator
                                            or governmental instrumentality that
                                            (i) could have a material adverse
                                            effect on the business, condition
                                            (financial or otherwise),
                                            operations, properties or prospects
                                            of Multicare and its subsidiaries
                                            taken as a whole or on the Offer or
                                            the merger or (ii) in the judgment
                                            of the Lenders, could materially
                                            adversely affect the Lenders, the
                                            Facilities or the ability of the
                                            Borrowers to perform their
                                            obligations thereunder.

                                    (12)    The Lenders shall have received such
                                            opinions of counsel to the various
                                            parties to the transactions referred
                                            to herein as to such matters
                                            (including, without limitation, due
                                            organization, due authorization for
                                            the various transactions referred to
                                            herein, and compliance with health
                                            care, corporate and other laws and
                                            regulations) as the Co-Arrangers
                                            shall reasonably request, and each
                                            thereof shall be reasonably
                                            satisfactory to the Lenders. The
                                            Lenders shall also have received
                                            such corporate resolutions,
                                            certificates and other documents as
                                            the Lenders shall reasonably
                                            request.

                                    (13)    Appropriate filings shall have been
                                            made by all necessary parties under
                                            the Hart-Scott-Rodino Antitrust
                                            Improvements Act of 1976, and the
                                            applicable waiting period shall have
                                            expired or been terminated.

                                    (14)    All governmental consents and
                                            approvals and third party consents
                                            and approvals necessary in
                                            connection with the Offer, the
                                            merger, the Facilities and other
                                            related transactions shall have been
                                            obtained and shall be final (without
                                            the imposition of any conditions
                                            that are not acceptable to the
                                            Lenders) and shall remain in effect,
                                            and all applicable waiting periods
                                            shall have expired without any
                                            action being taken by any competent
                                            authority.

                                  (15)      There shall exist no default under
                                            any of the loan documents and the
                                            representations and warranties of
                                            the Borrowers therein shall be true
                                            and correct immediately prior to,
                                            and after giving effect to, funding.

                                  (16)      All accrued fees and expenses
                                            (including reasonable fees and
                                            disbursements of counsel to the
                                            Co-Arrangers) shall have been paid.

                                  (17)      All conditions to the initial
                                            funding under the credit facilities
                                            described in the amended and
                                            restated Commitment Letter, dated of
                                            even date herewith, issued by the
                                            Co-Arrangers to Genesis shall have
                                            been satisfied and the closing
                                            thereunder shall have
                                            occurred concurrently with the
                                            closing of the first Facility to
                                            close.

                                  (18) Substantially contemporaneously with the initial funding, Genesis shall pay at least $300,000,000 for 42% of the common stock of Parent, and Cypress and TPG collectively shall pay at least $418,700,000 for 58% of the common stock of Parent. All of the proceeds of such sales of stock shall have been contributed in respect of common stock to Merger Sub.

                                  (19)      As this relates to the Short-Term
                                            Facilities, all indebtedness of
                                            Multicare shall have been repaid in
                                            full and all existing credit
                                            facilities of Multicare shall have
                                            been cancelled, except, as specified
                                            in the definitive credit agreement,
                                            mortgage debt, industrial revenue
                                            bonds and other debt aggregating no
                                            more than $37,000,000 plus the
                                            amount of existing convertible debt
                                            of Multicare that is not converted
                                            into common stock of Multicare prior
                                            to initial funding under the
                                            Facilities.  As this relates to the
                                            Senior Facilities, the indebtedness
                                            of Multicare shall have been paid
                                            and cancelled to the extent set
                                            forth above and the Short- Term
                                            Facilities shall have been repaid in
                                            full and all commitments thereunder
                                            cancelled.

                                  (20)      The total amount payable by Merger
                                            Sub in the Offer and the merger,
                                            including consulting,
                                            non-competition, severance and other
                                            payments to employees of Multicare
                                            and all amounts provided to
                                            refinance existing indebtedness of
                                            Multicare and all amounts of assumed
                                            indebtedness, shall not exceed
                                            $1,520,000,000 in the aggregate.

                                  (21) The Borrowers and Genesis shall have entered into a management agreement satisfactory in form and substance to the Co-Arrangers (the "Management Agreement"), under which Genesis will provide management services to the Borrowers in consideration of the payment of management fees.

                                  (22)      At least three business days prior
                                            to the initial funding, the Lenders
                                            shall have received financial
                                            statements, accompanied by a
                                            certificate of the chief financial
                                            officer of the Borrower, at the end
                                            of and for the twelve month period
                                            ending on the last day of the month
                                            preceding initial funding.  The
                                            financial statements shall consist
                                            of (i) a cash flow statement
                                            accurately reflecting EBITDA, on a
                                            pro forma basis to the beginning of
                                            the period (as required for the
                                            financial covenants), all
                                            acquisitions and dispositions
                                            occurring within the twelve month
                                            period and (ii) a balance sheet
                                            reflecting, on a pro forma basis,
                                            the consummation of all
                                            transactions in connection with the
                                            Multicare merger, including, without
                                            limitation, all borrowings in
                                            connection
                                            therewith or otherwise contemplated
                                            hereunder, the application of all
                                            proceeds of such borrowings and the
                                            amount of all outstanding
                                            indebtedness after giving effect to
                                            the foregoing, each of which
                                            statements shall be in form and
                                            accompanied by explanatory notes
                                            acceptable to the Co--Arrangers. The
                                            cash flow statement shall reflect
                                            EBITDA for the twelve month period
                                            of no less than $124,000,000, and
                                            the balance sheet shall reflect
                                            total funded debt of not more than
                                            $781,000,000. Concurrently with the
                                            delivery of the financial
                                            statements, the Lenders shall have
                                            received a certificate of the chief
                                            financial officer of the Borrower,
                                            in form and content satisfactory to
                                            the Co-Arrangers, demonstrating
                                            compliance with the financial
                                            covenants set forth herein.

                                    (23)    Merger Sub shall have received at
                                            least $200,000,000 in proceeds from
                                            the Subordinated Bridge Facility
                                            which facility shall be on such
                                            terms and conditions as shall be
                                            acceptable to the Co-Arrangers (the
                                            "Subordinated Bridge Facility").

                                    (24)    Upon the merger, Multicare shall
                                            confirm its agreement to be bound by
                                            the terms of the credit documents by
                                            agreement satisfactory in form and
                                            content to the Lenders.

                                    (25)    A tax-sharing agreement acceptable
                                            to the Co-Arrangers shall have been
                                            executed by Parent and Multicare and
                                            its subsidiaries.

                                    (26)    The transactions referred to in
                                            clause (iii) of paragraph (e) under
                                            "Covenants of the Borrowers" shall
                                            have been consummated prior to or
                                            concurrently with closing under the
                                            Senior Facilities.

Conditions
Precedent to Each
Loan After the
Initial Funding:                  Usual and customary for transactions of this
                                  nature, including, without limitation, the following: there shall exist no default under the loan documents and the representations and warranties of the Borrowers shall be true and correct immediately prior to, and after giving effect to, funding.

Covenants of
the Borrowers:                    Usual and customary for transactions of this
                                  nature, including, without limitation, the following, applicable to the Borrowers (except as otherwise provided herein), and such additional covenants as are deemed appropriate by the Co-Arrangers for this transaction as a result of their due diligence:

                                  (a)       Restriction on loans, advances and
                                            other investments other than (i)
                                            investments in cash equivalents,
                                            (ii) loans, advances and other
                                            investments in wholly-owned
                                            subsidiaries, (iii) the investment
                                            in
                                            the institutional pharmacy business
                                            of Genesis referred to in paragraph
                                            (e) below and (iv) such other
                                            investments as shall be agreed upon
                                            by the Borrowers and Co-Arrangers
                                            prior to the execution of a
                                            definitive credit agreement.

                                  (b)       Restriction on other indebtedness
                                            (including, without limitation,
                                            guarantees, capital leases and
                                            assumed debt) other than (i)
                                            intercompany indebtedness among
                                            Multicare and its wholly-owned
                                            subsidiaries, (ii) a Subordinated
                                            Bridge Facility of at least
                                            $200,000,000 and other subordinated
                                            debt which is incurred to refinance
                                            the Subordinated Bridge Facility and
                                            which contains terms no more onerous
                                            to the Borrowers and at least as
                                            favorable to the senior debt holders
                                            as the terms set forth in the
                                            Subordinated Bridge Facility (the
                                            "Permanent Subordinated Debt
                                            Facility") and (iii) such other
                                            indebtedness as shall be agreed upon
                                            by the Co-Arrangers and the
                                            Borrowers prior to the execution of
                                            a definitive credit agreement.

                                  (c)       Prohibition on distributions to
                                            shareholders of Multicare (and prior
                                            to the 251 Merger or the 253 Merger,
                                            to shareholders of Merger Sub)
                                            except dividends payable solely in
                                            common stock, or options, warrants
                                            or other rights to purchase common
                                            stock, of Multicare.

                                  (d)       Restriction on mergers or
                                            consolidations except (i) mergers
                                            between or among Multicare and its
                                            wholly-owned subsidiaries or in
                                            connection with permitted
                                            acquisitions in which Multicare is
                                            the surviving entity, (ii) mergers
                                            among wholly-owned subsidiaries of
                                            Multicare and (iii) the 251 Merger
                                            or the 253 Merger.

                                  (e) Restriction on sale, lease or other disposition of assets, other than
                                            (i) in the ordinary course of
                                            business, (ii) with the consent of
                                            the Required Lenders, and subject to
                                            the Mandatory Prepayment provisions
                                            set forth above, the sale of the
                                            facilities in Ohio, Wisconsin and/or
                                            Illinois for cash on terms which
                                            reflect the fair market value of the
                                            assets sold, (iii) the sale of
                                            Multicare's contract therapy
                                            business to Genesis in a transaction
                                            whereby the net cash proceeds after
                                            taxes and related fees and expenses
                                            of such sale shall be approximately
                                            $20,000,000; (iv) the transfer of
                                            Multicare's institutional pharmacy
                                            business to Genesis in exchange for
                                            approximately 20-25% of the
                                            outstanding common stock in the
                                            institutional pharmacy business of
                                            Genesis; and (v) such other sales,
                                            leases and dispositions as may be
                                            agreed upon by the Borrowers and
                                            Co-Arrangers prior to the execution
                                            of a definitive credit agreement.

                                  (f)       Conduct all transactions with
                                            affiliates on an arm's-length basis.

                                  (g)       Prohibition on prepayment,
                                            defeasance, purchase, redemption or
                                            making of any payment in respect of
                                            subordinated debt, except payments
                                            may be made (i) in respect of
                                            permitted management fees as set
                                            forth in paragraph (n) below, (ii)
                                            so long as no default exists after
                                            giving effect to such payment, in
                                            respect of interest on the
                                            Subordinated Bridge Facility and the
                                            Permanent Subordinated Debt Facility
                                            and (iii) in respect of principal of
                                            the Subordinated Bridge Facility,
                                            with proceeds of the Permanent
                                            Subordinated Debt Facility.

                                  (h)       Prohibition on material changes in
                                            accounting treatment and reporting
                                            practices including, without
                                            limitation, changes in the
                                            Borrowers' or Parent's fiscal year.

                                  (i)       Maintenance of appropriate and
                                            adequate insurance.

                                  (j) Prohibition on creation of any lien, charge or other encumbrance except
                                            (i) ordinary course statutory and
                                            tax liens, (ii) ordinary course
                                            liens for workers' compensation,
                                            performance bonds, and other similar
                                            liens, (iii) minor encumbrances on
                                            title to real property, and (v) such
                                            other liens as may be agreed upon by
                                            the Co-Arrangers and the Borrowers
                                            prior to the execution of a
                                            definitive credit agreement.

                                  (k) Prohibition on giving or agreeing to give a negative pledge on assets, other than (i) pursuant to the Facilities and (ii) in connection with any permitted existing indebtedness so long as such permitted indebtedness does not prohibit security interests supporting the Facilities.

                                  (l)       Maintenance of corporate or
                                            partnership existence, as the case
                                            may be.

                                  (m)       Compliance (and maintenance of
                                            procedures to assure compliance)
                                            with all applicable laws, ordinances
                                            or governmental rules and
                                            regulations and obtain and maintain
                                            all necessary licenses, permits and
                                            approvals. Without limiting the
                                            generality of the foregoing, the
                                            Borrowers shall maintain all
                                            licensing, Medicaid and Medicare
                                            reimbursement privileges and other
                                            rights.

                                  (n) Maintenance in full force and effect of the Management Agreement subject to no amendment, modification or waiver except as permitted by the Required Lenders, which agreement shall be the exclusive agreement for management services to any Borrower.

                                              (i)   Provision that management
                                                    fees thereunder shall be no
                                                    less than $23,900,000 per
                                                    annum but shall otherwise be
                                                    limited to 6% of
                                                    consolidated net revenues of
                                                    Multicare and shall be
                                                    subordinated to the
                                                    Facilities on terms
                                                    satisfactory to the Co-
                                                    Arrangers.  Management fees
                                                    may be accrued but not paid
                                                    except as set forth in this
                                                    paragraph. Management fees
                                                    shall be payable to the
                                                    extent they do not exceed in
                                                    any fiscal year the greater
                                                    of (A) 4% of the
                                                    consolidated net revenues of
                                                    Multicare and (B) an annual
                                                    rate of $23,900,000.  To the
                                                    extent management fees
                                                    provided for under the
                                                    Management Agreement in any
                                                    fiscal year (including the
                                                    payment of accrued
                                                    management fees) would
                                                    exceed the amount specified
                                                    in the preceding sentence,
                                                    such excess amount shall be
                                                    payable only to the extent
                                                    that, both before and after
                                                    giving effect to a payment,
                                                    (i) there shall exist no
                                                    default under the Facilities
                                                    and (ii) the Fixed Charge
                                                    Coverage Ratio shall be at
                                                    least 1.5/1 for the two most
                                                    recent fiscal quarters of
                                                    the Borrower.

                                             (ii)   Prohibition on any
                                                    consensual restriction
                                                    directly or indirectly
                                                    limiting the ability or
                                                    right (whether by covenant,
                                                    event of default,
                                                    subordination, penalty, or
                                                    otherwise) of Borrower or
                                                    any of its subsidiaries to
                                                    pay on a timely basis
                                                    management fees of at least
                                                    $23,900,000 annually to
                                                    Genesis or any of its
                                                    subsidiaries under the
                                                    Management Agreement except
                                                    in the event of a material
                                                    default by Genesis or a
                                                    subsidiary of Genesis
                                                    thereunder.

                                            (iii)   Provision in the Management
                                                    Agreement acceptable to the
                                                    Co-Arrangers effectively
                                                    prohibiting any party
                                                    thereto from entering into,
                                                    or permitting to exist, any
                                                    direct or indirect
                                                    restriction on its ability
                                                    to comply with the terms of,
                                                    as applicable, either or
                                                    both of (i) and (ii) above.

                                  (o) Prohibition on acquisitions subject to such exceptions as may be agreed to by the Borrowers and the Co-Arrangers prior to the execution of a definitive credit agreement.

                                  (p)       Prohibition on amendments,
                                            modifications or waivers of any
                                            provision of articles or bylaws or
                                            Accepted Documents or any material
                                            partnership, joint venture or other
                                            similar agreement, except such
                                            amendments, modifications or waivers
                                            that do not materially adversely
                                            affect the rights or interests of
                                            the Lenders.

                                  (q)       Limitation on Capital Expenditures.

                                  (r) Within 45 days after the end of the first three fiscal quarters of each fiscal year, furnish quarterly consolidated and consolidating balance sheets, income statements and statements of cash flow of the Borrowers, such financial statements to be certified by the chief financial officer of Multicare or Merger Sub, as the case may be, (which certification may be subject to year-end audit adjustments) and accompanied by appropriate compliance certificates. Within 90 days after the end of each fiscal year, furnish annual audited financial statements of the
                                            Borrowers certified by the
                                            Borrowers' independent accountants,
                                            accompanied by appropriate
                                            compliance certificates.  Annually,
                                            the Borrowers shall provide
                                            accountants' management letters and
                                            annual budgets and independent
                                            evaluations from persons and in form
                                            acceptable to the Administrative
                                            Agent confirming (i) the arm's
                                            length nature of the Borrowers'
                                            transactions with affiliates during
                                            the preceding fiscal year and (ii)
                                            compliance by Genesis or its
                                            management subsidiary with material
                                            terms of the Management Agreement
                                            during the preceding fiscal year.

                                            Within 10 days after the same are
                                            distributed, copies of all financial
                                            statements and reports sent to
                                            shareholders of the Borrowers or
                                            filed with the SEC or NASD.

                                            Promptly after request, furnish all
                                            other business and financial
                                            information that any Lender, through
                                            the Administrative Agent, may
                                            reasonably request, including,
                                            without limitation, information
                                            submitted by the Borrowers to any
                                            regulatory body.

                                  (s)       Restrictions on change of control.
                                            For purposes of the Senior
                                            Facilities, "change of control"
                                            shall include, among other things,
                                            any event or condition whereby (i)
                                            51% of the capital stock of Parent
                                            is not owned directly or indirectly
                                            by Cypress, Genesis and TPG Partners
                                            II, L.P. or any one or more of them
                                            or (ii) 100% of the capital stock of
                                            Merger Sub or Multicare, as the case
                                            may be, is not owned directly by
                                            Parent.

                                  (t)       Maintenance of corporate
                                            separateness, including provisions
                                            restricting transactions between the
                                            Borrowers and Genesis.

Financial
Covenants:                        All covenants will be maintained continuously
                                  and measured as of the most recent fiscal quarter of the Borrowers, using a rolling four-quarter period for net income and Cash
                                  Flow unless otherwise stated. Following the closing of a permitted acquisition, the financial covenants and other covenants as agreed will be calculated as if the acquisition had been consummated on the first day of the first of the last four completed fiscal quarters.

                                  (i)       Fixed Charge Coverage Ratio:
                                            minimum levels to be agreed.

                                  (ii)      Adjusted Senior Debt/Cash Flow:
                                            maximum levels to be agreed.

                                  (iii)     Adjusted Total Debt/Cash Flow:
                                            maximum levels to be agreed.

                                  (iv) Consolidated Net Worth not less than an initial amount to be agreed plus
                                            (a) 75% of positive net income
                                            determined in accordance with GAAP
                                            (not to be reduced by losses) plus
                                            (b) the proceeds of the sale of
                                            equity plus (c) the reduction of
                                            debt as a result of the conversion
                                            of debt into equity.

Selected Financial
Definitions:

          Net Income:               Net income determined in accordance with
                                    GAAP, less non-cash interest income, less extraordinary gains, plus extraordinary non-cash losses.

          Cash Flow:                Net Income plus interest expense plus
                                    rental expense plus depreciation expense plus amortization expense plus income taxes and as adjusted for changes in accrued management fees payable.

          Fixed Charge
          Coverage
          Ratio: As at any date of determination, (1) Cash Flow of the Borrowers on a consolidated basis divided by (2) the sum of interest expense, income taxes and rental expense of the Borrowers on a consolidated basis for the most recent four fiscal quarters plus principal payments required to have been paid on indebtedness during the most recent four fiscal quarters.

          Adjusted
          Total Debt:               As of any date, the sum of (a) all
                                    indebtedness, including the current portion thereof, plus (b) the product of rental expense for the four preceding fiscal quarters multiplied by eight.

          Adjusted
          Senior Debt:              As of any date, the sum of (a) all
                                    indebtedness, including the current portion thereof, other than subordinated indebtedness plus (b) the product of rental expense for the four preceding fiscal quarters multiplied by eight.

          Consolidated
          Net Worth:                The total amount of consolidated
                                    stockholders' equity of Multicare and its Subsidiaries as of any date of determination.

          Net Cash
          Provided by
          Operations:               Net Income plus depreciation plus
                                    amortization less capital expenditures, and as adjusted for changes in working capital.

          Excess
          Cash Flow:                For any fiscal year, the amount, if
                                    any, by which (a) Net Cash Provided by
                                    Operations of the Borrowers on a
                                    consolidated basis for such fiscal year
                                    exceeds (b) the aggregate principal amount of indebtedness scheduled to be repaid during such fiscal year.

Covenants
of Parent:                          Usual and customary for transactions
                                    of this nature, including, without
                                    limitation, the following and such
                                    additional covenants as are deemed
                                    appropriate by the Co-Arrangers for this transaction as a result of their due diligence.

                                    (a)     Prohibition on prepayment,
                                            defeasance, purchase, redemption or
                                            making of any payment in respect of
                                            subordinated debt.

                                    (b)     Prohibition on distributions to
                                            shareholders of Parent except
                                            dividends payable solely in common
                                            stock, or options, warrants or other
                                            rights to purchase common stock of
                                            Parent.

                                    (c)     Requirement that any cash proceeds
                                            of equity or any capital
                                            contributions be contributed as
                                            equity to Multicare or Merger Sub.

                                    (d)     Maintenance of corporate existence
                                            and prohibition on mergers or
                                            consolidations.

                                    (e)     Maintenance of 100% of capital stock
                                            of Multicare or Merger Sub subject
                                            to no liens except the pledge to the
                                            Administrative Agent for the benefit
                                            of the Co-Arrangers, the
                                            Administrative Agent and the
                                            Lenders.

                                    (f)     Restriction on incurring additional
                                            indebtedness or carrying on any
                                            business or activity or entering
                                            into any transaction except holding
                                            the stock of Multicare or Merger
                                            Sub.

                                    (g)     Within 45 days after the end of the
                                            first three fiscal quarters of each
                                            fiscal year, furnish quarterly
                                            balance sheets, income statements
                                            and statements of cash flow of
                                            Parent, such financial statements to
                                            be certified by Parent's chief
                                            financial officer (which
                                            certification may be subject to
                                            year-end audit adjustments) and
                                            accompanied by appropriate
                                            compliance certificates.  Within 90
                                            days after the end of each fiscal
                                            year, furnish audited annual
                                            financial statements of Parent
                                            certified by

                                            Parent's independent accountants,
                                            accompanied by appropriate
                                            compliance certificates.

                                            Within 10 days after the same are
                                            distributed, copies of all financial
                                            statements and reports sent to
                                            shareholders of Parent or filed with
                                            the SEC or NASD.

                                            Promptly after request, furnish all
                                            other business and financial
                                            information that any Lender, through
                                            the Administrative Agent, may
                                            reasonably request.

Events of
Default: Usual and customary for transactions of this nature (relating to the Borrowers and Parent), including, without limitation, payment defaults, covenant defaults, breach of representations or warranties, change of control, termination of Management Agreement or breach by either party thereto, material adverse effect, cross-defaults to other indebtedness or material agreements and bankruptcy and insolvency.

Required Lenders:                   Amendments and waivers will require the
                                    approval of Lenders holding more than 50% of the commitments (the "Required Lenders"), except that the consent of each affected
                                    Lender will be required, inter alia, to date or the amortization schedule, reduce the rate of interest or fees payable to the Lenders or release collateral except in the case of permitted asset sales.

Interest Rate
Protection:                         Within 90 days after the initial funding of
                                    the Senior Facilities, at least 50% of the Borrower's total funded indebtedness shall be fixed or have interest rate protection for a term of at least 3 years. Any Lender that provides interest rate protection shall be secured on a pari passu basis with the Lenders.

Assignment and
Participations:                     Any Lender may, upon notice to the Borrower
                                    and to the Administrative Agent, assign or sell a participation in a portion of its interest in the Senior Facilities to one or more lenders who are financial institutions or other persons; provided that (i) any assignment to a person not already a Lender shall require the approval of Borrower (not to be unreasonably withheld) and the Administrative Agent; and (ii) any assignment shall be subject to the payment of processing fees to the Administrative
                                    Agent by the parties to the assignment and requirements as to minimum transfers and retention, except in connection with the primary syndication by the Co-Arrangers.

Miscellaneous:                      Standard acquisition financing indemnity and
                                    yield protection (including capital adequacy requirement, increased costs, payments free and clear of withholding taxes and interest period breakage indemnities), eurodollar illegality and similar provisions. The Lenders will agree to maintain the confidentiality of all information received from the Borrowers in a manner customary for such undertaking.

Indemnification:                    The Borrowers will indemnify and hold
                                    harmless the Administrative Agent, the
                                    Co-Arrangers and each Lender from any
                                    damages, losses, liabilities and expenses that may be incurred by or asserted against any of them, in each case arising out of, in connection with or by reason of the Offer or any other transaction contemplated hereby or the use or intended use of the proceeds of the Facilities, except to the extent that any of the foregoing is found in a final, non-appealable judgment to have resulted from the Administrative Agent's or such Co-Arranger's or Lender's gross negligence or wilful misconduct.

Administrative
Agency Fee:                         As agreed between the Borrowers and the
                                    Administrative Agent.

Co-Arranger Fees:                   As agreed between the Borrowers and the
                                    Co-Arrangers.

Expenses:                           The Borrower will pay all legal and other
                                    reasonable out-of-pocket expenses of the
                                    Co-Arrangers related to this transaction
                                    (including all reasonable due diligence and syndication expenses and reasonable expenses associated with domestic and foreign meetings) whether or not any of the transactions contemplated hereby are consummated. Such expenses shall be separate from and in addition to fees paid directly to the Co-Arrangers. The Borrower shall also pay the expenses of each Lender in connection with the enforcement of any loan document.

Counsel:                            Drinker Biddle & Reath LLP

Governing Law:                      Pennsylvania.

                                   SCHEDULE I


Commitment Fee:                     Payable quarterly in arrears on the unused
                                    amount of the Revolving Credit Facility, as follows:

                                   Adjusted Total         Commitment
                                   Debt/Cash Flow            Fee

                                     below 3.0               .25%
                                     >3.0<3.50               .25%
                                     >3.50<4.0               .3125%
                                     >4.0<4.5                .3125%
                                     >4.5<5.0                .375%
                                     >5.0<5.5                .50%
                                     >5.5<6.0                .50%
                                     >6.0                    .50%

Interest Rate
Options: The principal amount of the loans shall bear interest at the Prime Rate or at the Adjusted LIBO Rate at the Borrower(s)' option.

Prime Rate:                         The rate of interest announced publicly by
                                    the Administrative Agent as its prime rate, which rate may not be the lowest rate available to its customers.

Adjusted LIBO
Rate: The LIBO Rate (for one, two, three or six month interest periods) plus the applicable margin determined as follows:

                                                           LIBO Rate Margin
                                                            for Tranche A
                                                            Term Facility
                                    Adjusted Total         and for Revolving
                                    Debt/Cash Flow          Credit Facility

                                      below 3.0                  .75%
                                      >3.0<3.50                 1.00%
                                      >3.50<4.0                 1.25%
                                      >4.0<4.5                  1.50%
                                      >4.5<5.0                  1.75%
                                      >5.0<5.5                  2.00%
                                      >5.5<6.0                  2.25%
                                      >6.0                      2.50%

                                   The applicable margin for Tranche B Term
                                   Loans bearing interest at the LIBO Rate plus applicable margin shall be 2.75 and the applicable margin for Tranche C Term Loans bearing interest at the LIBO Rate plus applicable margin shall be 3.0 provided, however, at any time that the Adjusted Total Debt/Cash Flow is less than 4.5, the applicable margin for such Tranche B Term Loans shall be 2.5 and the applicable margin for such Tranche C Term Loans shall be 2.75.

                                   Notwithstanding the foregoing, at closing and until such time as the Borrowers' 1997 fiscal year-end financial statements have been delivered to the Lenders, (a) the applicable LIBO Rate Margin for all Tranche A Term Facility and Revolving Credit Facility loans shall be 2.5%, (b) the applicable LIBO Rate Margin for all Tranche B Term Facility loans shall be 2.75% and (c) the applicable LIBO Rate Margin for all Tranche C Term Loan Facility loans shall be 3.0%, and (d) the rate applicable to the commitment fee shall be 0.5%. Thereafter, all changes in margins and commitment fee rates will take effect five (5) business days following receipt of the quarterly or annual compliance certificate.

Default
Interest Rate:                     Default interest rate shall be calculated at
                                   2% plus the rate(s) otherwise applicable.

Basis of
Calculation:                       Actual/360 day basis for LIBO Rate;
                                   actual/365(366) day basis for Prime.

Payment Dates:                     Interest on Prime based loans shall be
                                   due and payable quarterly in arrears.
                                   Interest on LIBO Rate based loans shall be due and payable on the last day of the applicable LIBO Rate period, and quarterly if LIBO Rate funding periods exceed three months.

Prepayment:                        The Borrowers will be responsible for
                                   breakage fees on borrowings under LIBO Rate funding periods which are prepaid, for any reason, prior to the end of the contract period.

                                         NOTE: This Schedule II was prepared in
                                         connection with a review of certain
                                         documents in the context of the
                                         transactions described in the Existing
                                         Commitment Letter. To the extent that
                                         (a) the documents referred to on this
                                         Schedule have been modified since the
                                         drafts referred to on this Schedule,
                                         (b) new documents have been added or
                                         documents have been deleted from the
                                         list of documents to be approved or (c)
                                         the transactions have changed from
                                         those described in the Existing
                                         Commitment Letter in a manner which
                                         could reasonably affect the analysis of
                                         the documents, this Schedule II is
                                         subject to such modifications as the
                                         Co-Arrangers reasonably deem necessary
                                         or appropriate in light of such
                                         changes.

                                  SCHEDULE II

LEGEND:                                                NOTE: References to
1 = Accepted                                           Documents refer to
2 = Accepted, subject to                               drafts described
    comment attached                                   on attached materials,
3 = Non-Accepted                                       except where otherwise
                                                       indicated.

                                                        Accepted/Non-Accepted

Agreement and Plan of Merger among [G], [C],
[T], [JV], [Merger Sub] and [Company] (1)                          2

Non-Competition Agreements of Principal
Shareholders (as described in Merger Agreement)(2)                 2

Schedule 14D-9 (as described in Merger Agreement)                  3

Certificate of Merger (as described in Merger                      3
Agreement)

Certificate of Incorporation of Multicare                          1

By-laws of Multicare                                               1

Certificate of Incorporation of Merger Sub (3)                     1

By-laws of Merger Sub (4)                                          1

Certificate of Incorporation of Surviving                          3
Corporation

By-laws of Surviving Corporation                                   3

Management Agreement between Genesis                               2
Eldercare Network Services, Inc. and Multicare

Stock Purchase Agreement (Agreement to                             2
Purchase Institutional Pharmacies)
between Parent and Genesis Health Ventures, Inc.

Subscription Agreements of __________ for common                   2
stock of Parent

Put/Call and Warrant Purchase Agreement between                    2
________ and ________ (including Warrant attached thereto) (5)

Protective Agreement among [NEWCO] and [Caddie]                    1

Commitment letter for Subordinated Parent (PIK)                    2
Debt

Subordinated Note Purchase Agreement                               3
between Parent and Genesis Health
Ventures, Inc.

Subordinated Parent Note                                           3

Certificate of Incorporation of Parent (6)                         1

By-laws of Parent (7)                                              1

Voting Agreements (as defined in Merger Agreement)                 3

Subordinated Bridge Facility Commitment Letter                     2
-------------------------

(1) PWRW&G Draft 5/29/97 (Doc. #DS4:59320.1)
(2) PWRW&G Draft 5/29/97 (Doc. #DS4:48874.7)
(3) Certificate of incorporation of Genesis Eldercare
    Acquisition Corp., filed 5/29/97 Delaware
    Secretary of State
(4) ST&B Draft by-laws, Genesis ElderCare Acquisition
    Corp. (5/30/97, 1:52 a.m.)
(5) ST&B Draft (Doc 975PF39.CMP; 5/30/97 7:03 a.m.)
(6) Certificate of incorporation of Genesis ElderCare Corp.
    filed 5/29/97 Delaware Secretary of State
(7) ST&B Draft by-laws, Genesis ElderCare Corp. (5/30/97,
    1:53 a.m.)

           DESCRIPTION OF CONDITIONAL ACCEPTANCE OF CERTAIN DOCUMENTS



                                            Except where otherwise indicated,
the comments set forth below refer to draft agreements prepared by Blank, Rome, Comisky & McCauley, counsel for Genesis Health Ventures, Inc., and distributed to Drinker Biddle & Reath LLP, counsel for the Administrative Agent, under cover of a letter dated May 29, 1997, from Richard J. McMahon to Howard Blum and Alan Schnitzer.


                          AGREEMENT AND PLAN OF MERGER

                                            The most recent draft of the Merger
Agreement circulated by Paul, Weiss, Rifkind, Wharton & Garrison (PWRW&G Draft 5/29/97; Doc #DS4:59320.1) is accepted by the Lenders, subject to the following additional provisions:

                                            1.       The Merger Consideration
                                   must be disclosed and approved by the
                                   Lenders.

                                            2. Acceptance of tendered shares
                                   pursuant to the Offer must be conditioned upon receipt of all regulatory approvals and consents, and must not result in the loss of any license or permit or material contract.


                                            3.       Acceptance and purchase of
                                   tendered Common Stock pursuant to the Offer to be added as a condition to the Merger in
                                   Section 7.1.

                                            4. The Merger Agreement should
                                   provide for the delivery of appropriate
                                   opinions of counsel with respect to the
                                   authorization, execution and delivery of the Merger Agreement and the legality and validity of the transactions contemplated thereby.

                                            5.       The Disclosure Letter must
                                   be provided to and approved by the Lenders.


                           NON-COMPETITION AGREEMENTS

                                            Any agreement other than a
reasonable non-competition agreement to be included therein, e.g. an additional agreement to acquire assets or make other payments to a Principal Shareholder (other than payments, not to exceed $8,500,000 to acquire the Colchester facility), must be expressly approved by the Lenders.

                    SUBORDINATED BRIDGE FINANCING COMMITMENT

                                            The Morgan Stanley/Montgomery
Securities commitment by Shearman & Sterling for $200 million of bridge financing, as circulated on 5/31/97 (S&S Draft 5/30/97; Doc. 3929.11/NYL3A), is accepted, subject to the following provisions:

                                            1.       The commitment letter and
                                   term sheet will be revised to reflect the revised tender offer structure.

                                            2. Upon the funding of the bridge
                                   financing, we understand that the bridge lenders desire to have subordinated guarantees of the Borrowers. The Lenders will permit such guarantees only when Multicare ceases to be a public company (i.e. upon consummation of the Merger). The funding of the bridge financing will be subject to approval by the Lenders of subordination terms applicable to the subordinated guaranties and, generally, to the bridge financing (including provisions for both the blockage of payment to the bridge lenders and standstill by the bridge lenders upon the exercise of remedies).

                                            3.       Clause (ii) of the
                                   definition of "Applicable Interest Rate" to read: "(ii) three-month U.S. Dollar LIBOR (as determined from specified sources), plus 600 basis points..."

                                            4.       The cash interest payment
                                   cap should be reduced to 14 1/2%.

                                            5.       The requirement for a
                                   guarantee from Genesis upon exercise of the put or call under the Put/Call Agreement must be deleted.

                                            6. Mandatory redemptions out of net
                                   proceeds from asset sales will be permitted only to the extent such proceeds are not required to be used for the prepayment of the Senior Debt.

                                            7.       All terms which are subject
                                   to future agreement between the bridge
                                   lenders and Multicare must be approved by the Lenders.


                        SUBORDINATED PIK DEBT COMMITMENT

                                            The draft PIK debt commitment, as
first circulated to us by Samuel Becker of Blank Rome Comisky & McCauley on 5/29/97, is acceptable, provided that, in the event of any conflict between the provisions thereof and the provisions of Schedule III hereto (or to the Term Sheet attached as Annex A to the Waltz Commitment Letter), the provisions of such Schedule will control.

                            STOCK PURCHASE AGREEMENT


                                   1.       We need verification of the entities
which comprise the institutional pharmacy business.

                                   2.       The Lenders require additional
information as to whether "Merger Sub" should be a party to the Stock Purchase Agreement, as it will merge into the entity which owns the stock to be sold.

                                   3.       The Lenders require additional
information as to the timing of the Closing in Section 2.2.

                                   4.       As written, Section 3.3 is not true.
The "Seller" is Newco, which will not be the owner of the Shares.

                                   5.       The Lenders would like assurances in
the Agreement, by way of additional conditions, that all regulatory approvals and consents, in addition to HSR, will be obtained as a condition to the transfer of stock, that any consents required under material contracts have been obtained, and that there has been no material adverse change in the institutional pharmacy business.


                    PUT/CALL AND WARRANT PURCHASE AGREEMENT

                                            The mark-up to the Simpson Thatcher
draft of 5/28/97 (7:05 pm), circulated by Blank Rome to Simpson Thatcher on 5/29/97, is accepted. The Lenders will not permit, under any circumstances, a Put to be exercised for Green's cash or debt.


                              MANAGEMENT AGREEMENT

                                   1.       Revise the end of Section 4.4 as
                                   follows:

                                   ...., except as may otherwise be permitted
                                   under this Agreement or in the Senior Credit
                                   Agreement (as defined in Section 14.13
                                   hereof).

                                   2.       Add the following to the end of
                                   Section 5.1:

                                   Notwithstanding the foregoing, in no event shall the Management Fee payable hereunder be less than $1,991,666 in any month or less than $23,900,000 in the aggregate in any year (the "Minimum Fee"). To the extent that the Management Fee payable hereunder in any month would exceed the Minimum Fee, such excess shall be payable only to the extent that, both before and after giving effect to the payment thereof, there shall exist no default under the Senior Credit Agreement (as defined in Section 14.13 below); and any portion of the Management Fee which is not paid shall accrue and be owing to the Manager only to the extent permitted under the Senior Credit Agreement. Neither party hereto shall enter into or suffer to exist, any direct or indirect restriction of the ability of the Owner to make payment to the Manager of the Minimum Fee on a timely basis hereunder.

                                   3.       Delete Section 5.4.

                                   4.       Section 14.13 should be revised to
properly define the "Senior Credit Agreement."


                              PROTECTIVE AGREEMENT

                                   1.       Section 3.3 should not prohibit the
moving of funds between Subsidiaries.


                             SUBSCRIPTION AGREEMENT

                                   1.       The Lenders understand that the
Exhibits will be the respective term sheets which have been reviewed and accepted (subject to the provisions hereof) by the Lenders.

                                   2.       "Conditions to Closing" on page 1
should read as follows:

                                   Closing of the purchase of the Common Stock is conditioned upon each of the following, which shall have occurred prior to or concurrently with such purchase:

                                    ANNEX B
                          (to Waltz Commitment Letter)

                                      Fees



                                            A facility fee (the ("Facility
Fee"), equal to 2 1/4% of the amount of the total Credit Facilities, but not less than $14,062,500 irrespective of any reduction in the Credit Facilities, is earned by the Co-Arrangers at the time of the execution of the commitment letter to which this Annex B is attached (the "Commitment Letter"), and is payable by Genesis ElderCare Acquisition Corp. (formerly known as Waltz Acquisition Corp.) ("Waltz") as follows:

                              (1)      Upon the execution by Multicare and
                                       Merger Sub (or any affiliate of Merger
                                       Sub) of an agreement respecting merger,
                                       $2,109,375 of the Facility Fee shall be
                                       payable, but shall be deferred until the occurrence of the earlier to occur of the following: (a) the latest Closing Date set forth on Annex A, as the same may be extended, shall have expired prior to the date that a majority of the Shares of Multicare shall have been tendered under the Offer, in which event Waltz shall promptly pay the $2,109,375 in equal shares to each of Mellon, Citicorp, First Union and NationsBank and (b) the date prior to the latest Closing Date, as the same may be extended, by which a majority of the Shares of Multicare shall have been tendered under the Offer; provided, however, that, unless the conditions to payment in paragraph (2) below shall have been met, the amount of the Facility Fee payable under this paragraph (1) shall not exceed 33% of the breakup fees paid to Waltz or any one or more of its direct or indirect shareholders.

                              (2) The $11,953,500 balance of the Facility Fee (shared equally by the Co-Arrangers) is payable when and if and only if (a) a majority of the Shares of Multicare shall have been tendered under the Offer prior to the latest Closing Date, as the date may be extended, and (b) a Transaction (as herein defined) shall occur at any time within two years of the Closing Date, as the date may be extended, whether or not any funding under the Credit Facilities shall take place and whether or not a definitive credit agreement shall have been executed. A "Transaction" shall be deemed to have taken place if (a) any Shares tendered in the Offer are purchased or (b) Waltz or The Cypress Group L.L.C. or TPG Partners II, L.P. or any person or persons affiliated with any of the foregoing or a group (within the meaning of Section

                                       13(d)(3) or 14(d)(2) of the Securities
                                       Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) which includes, among other members, any of the foregoing, or any member of any such group shall have entered into any transaction or series or combination of transactions whereby, directly or indirectly, control of a material interest in Multicare or its business or a material portion of its assets is transferred to any, or any combination of, the foregoing or to any entity in which any of the foregoing has an interest, or (c) any funding shall occur under the Credit Facilities.

                              (3) In addition to the foregoing fees, Waltz shall pay a Commitment Fee which commenced accruing on May 31, 1997 in an amount equal to .125% per annum of the total Credit Facilities, which shall be paid in equal amounts to the Co-Arrangers upon the initial funding of the Facilities or the Closing Date for the Short-Term Facilities as set forth on Annex A, whichever shall first occur. Notwithstanding the foregoing, it is understood that, unless the conditions in
                                       (a) and (b) set forth in paragraph (2)
                                       above to the payment of the Facility Fee shall be met, Waltz shall not be required to pay a Commitment Fee, but this sentence shall not relieve any other party obligated in respect of the Commitment Fee from liability in respect thereof.

                                            Terms used in this Annex B but not
defined herein are used herein as defined in Annex A to the Commitment Letter.